                                CHANTILLY COURT
                                LEASE AGREEMENT

THIS AGREEMENT, made and entered into as of the 31 day of December, 1995, by and between CHANTILLY MANAGEMENT CORPORATION (hereinafter called Lessor), and GROUP LONG DISTANCE, INCORPORATED, (hereinafter called Lessee

                                   WITNESSETH:

1.    PREMISES

      THAT: For and in consideration of the mutual covenants and agreements hereinafter set forth, Lessor does hereby Lease to Lessee the following described real estate situated in Winter Park, Florida at 1555 Howell Branch Road, to wit:

            An office area consisting of approximately 925 square feet. A copy of the space plan is attached hereto as EXHIBIT "A" and incorporated herein by this reference.

      together with all other appurtenances and privileges and/or attached thereto, hereinafter referred to as the Premises. TO HAVE AND TO HOLD the premises for the term set forth in Paragraph 2 hereof.

2.    TERM USE

      The term of this Lease shall be 36 months to commence on January 1, 1996, or when all tenant improvements called for under the Lease are completed, whichever is first; to end 36 months after inception; unless sooner terminated as herein provided. The leased premises shall be continuously used and occupied during the full term of this Lease and for no other purpose than general offices, without written consent of Lessor first had and obtained.

3.    BASE RENT AND SECURITY DEPOSIT

      Lessee shall pay to Lessor as base rent for the demised premises, without notice or demand, the sum of SEE ADDENDUM TO LEASE, SPECIAL PROVISIONS, PARA. 1. RENT SCHEDULE payable the first day of each month, for the term of this Lease, without deduction or set offs. In the event any such monthly rental payment is not paid on the fifth (5th) day, a late charge of $30.00 (Thirty Dollars) per day will be assessed against the Lessee, and will be due and payable with the rent. The annual base rent shall be subject to increases in accordance with provisions contained in Paragraph 4 hereof, and applicable Florida State Sales Tax, currently at six percent (6%).

      The parties agree that notwithstanding the fact that this Lease is entered into as of December 1995, the base rent for purposes of Paragraph 4 is to be that rental charged for the subject premises in 1996.

      Tenant has deposited with Landlord cash deposits in the amount of NINE

      HUNDRED SIXTY-THREE & 54/100----- ($963.54) Dollars. SEE ADDENDUM TO LEASE, SPECIAL PROVISIONS, PARA. 2. SECURITY DEPOSIT. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease. During the term hereof, if tenant defaults with respect to any provision of this Lease, including but not limited to, the provisions relating to the payment of rent, Landlord may, but shall not be required to, use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend [illegible] compensate Landlord for any other loss or damage which landlord may suffer by reason of tenants default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenants shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

4.    INCREASE OF BASE RENT

      The base rent shall be increased for each calendar year following the year 1996 (such calendar year being hereinafter called the base year and the particular subsequent calendar year hereinafter called the comparison year) by the Lessee's prorata share of any increase for the comparison year in "operating expenses." The term "operating expenses" is defined and comprised of the following:

      A.    ALL TAXES - (excluding interest the penalties) applicable to the operation of the building. Lessee shall, however, not be obligated for taxes on or related to the net income of said building.

      B. INSURANCE - including liability and comprehensive coverage of subject property.

      C. UTILITY CHARGE - including water, exterior lighting, sanitary assessment, etc.

      D. MAINTENANCE EXPENSE - including the wages and salaries of all employees engaged in the operating and maintenance of the building exterior and grounds, including the employer's social security taxes and any other taxes which may be levied on such wages and salaries.


            Lessee's prorata share of any increase shall be determined by the ratio that the gross rental area of the demised premises hereby fixed at 925 square feet, bears to the total gross rentable area of the building hereby fixed at 28,460 square feet which ratio shall be multiplied by the increase in "operating expenses" to determine the increase in base rent to be paid by Lessee.

5.    FRACTIONAL PERIOD

      If the term of this Lease shall terminate on a date other than December 31, the base rent shall be increased for an increase in "operating expenses" for the months of the fraction portion of the calendar years.

6.    STATEMENTS

      Statements for the amount of Lessee's prorata share of "operating expenses" to be paid by Lessee shall be rendered to Lessee as soon as such expenses are established for the first comparison year and each ensuing comparison year thereafter. On request, Lessor shall exhibit to Lessee appropriate operating statements for the base year and subsequent comparison years. Payments will then be made on a monthly basis with payments made retroactively to the first of the year to bring payment to current status.

7.    PAYMENT OR CREDIT

      All sums payable by Lessee as its pro rata share of operating expenses shall be deemed to be additional rent and shall be payable within twenty
      (20) days after statements therefore have been rendered. All such increases shall be paid retroactively to the first of the calendar year.

8.    SERVICES TO BE FURNISHED BY LESSOR

      For the aforesaid consideration, Lessor agrees to furnish Lessee, while occupying the premises, water at those points of supply provided for general use of its Lessees. Lessor will maintain and repair air conditioning equipment at such times and frequencies as are determined by Lessor to be standard or required. Exterior parking and site lighting service will be furnished by the Lessor, and at the cost of Lessor, to the rented premises and for all public and special service area in the manner and to the extent deemed by the Lessor to be standard. Building grounds maintenance and exterior repairs and maintenance will be provided by Lessor at such intervals as are considered by Lessor to be standard. Failure by Lessor to any extent to furnish, or any stoppage of, these defined services resulting from causes beyond the control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any equipment or machinery break down or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

9.    PROPERTY TAXES

      Lessee shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed in which become payable during the term hereof upon all Lessee's leasehold improvements, equipment, furniture, fixtures and personal property located in the premises; except that which has been paid for by Lessor, and is the standard of the Building. In the event any or all of the Lessee's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Lessee shall pay to Lessor its share of such taxes within ten
      (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable of Lessee's setting forth the amount of such taxes applicable to Lessee's property.

10.   PEACEFUL ENJOYMENT

      Lessee shall and may peaceable have, hold and enjoy the demised premises subject to the other terms hereof and provided Lessee pays the rentals herein recited and performs all of his covenants and agreements herein contained.

11.   PAYMENTS

      Lessee agrees to pay all rents and sums provided to be paid to Lessor hereunder at the times an in the manner herein provided on the first of each month.

12.   REPAIRS AND RE-ENTRY

      Lessee will, at Lessee's own cost and expense, repair or replace any damage or injury done to the building, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees, or visitors. If Lessee fails to make such repairs or replacements promptly, or within fifteen
      (15) days of occurrence, Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof to Lessor on demand. Lessee will not commit or allow any waste or damage to be committed on any portion of the demised premises, and shall, at the termination of this Lease, by lapse of time or otherwise, deliver up said premises to Lessor in as good condition as at date of possession of Lessee, ordinary wear and tear and damage by fire or windstorm alone excepted, and upon such termination of Lease, Lessor shall have the right to re-enter and resume possession of the demised premises.

13.   ASSIGNMENT OF RELETTING

      Lessee will not assign this Lease, or allow the same to be assigned by operation of law or otherwise, or sublet the demised premises, or any part thereof, or use or permit the same to be used for any their purpose than stated in the use clause hereof, without written permission of Lessor first had and obtained. Said permission shall not be unreasonably withheld.

14.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS

      Lessee will not make or allow to be made any alterations or physical additions, in or to the demised premises without written consent of Lessor first had and obtained. Any and all such alterations, physical additions, improvements, and repair and replacement of carpeting when made to the demised premises by the Lessee shall be at the Lessee's cost and expense. Any and all such alterations, physical additions or improvements except removable fixtures or furniture of the Lessee shall at once become the property of the Lessor and shall be surrendered to the Lessor upon the termination in any manner of this Lease.

15.   LEGAL USE AND VIOLATIONS OF INSURANCE COVERAGE

      Lessee will not occupy or use, or permit any portion of the demised premises to be occupied or used for any business or purpose which is unlawful in part of in whole or deemed to be disreputable in any manner, or extra-hazardous, or permit anything to be done which will in any way increase the rate of insurance on said building and/or its contents, and in the event that, by reason of acts of Lessee, there shall be any increase in rate of insurance by Lessee's acts or conduct of business, then Lessee hereby agrees to pay all such increases.

16.   LAWS AND REGULATIONS

      Lessee will keep and maintain the demised premises in a clean healthful condition and comply with all laws, ordinances, order, rules and regulations (State, Federal, Municipal and other Eastern Underwriters Association for the prevention of fires) with reference to use, conditions or occupancy of the demised premises.

17.   INDEMNITY LIABILITY

      Lessor will provide all risk coverage on the building and equipment pertaining to the service of the building. The Lessee is responsible to provide insurance for all loss or damage to any and all personal property in the premises including betterments and improvements.

18.   RULES OF BUILDING

      Lessee and Lessee's agents, employees, invites and visitors will comply fully with all requirements and rules of the building which are attached hereto and made a part hereof as though fully set out herein. Lessor shall at all times have the right to change such rules and regulations or to amend them in any reasonable manner which may be deemed advisable by Lessor for the safety, care and cleanliness of the demised premises and for preservation of good order therein, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.


19.   ENTRY FOR REPAIRS

      Lessee will permit Lessor or its officers, agents or representatives the right to enter into and upon any and all parts of the demised premises at any time during the normal business hours, unless an emergency condition exists, to inspect same or clean or make repairs or alteration or additions as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction or rent by reason thereof.

20.   NUISANCE

      Lessee will conduct his business, and control his agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy, or disturb any other Lessee or Lessor in its management of the building.

21.   CONDEMNATION

      In the event the whole or any part of the building, other than a part not interfering with the maintenance or operation thereof, shall be taken or condemned for any public or quasi-public use or purpose, the Lessor may at its option terminate this Lease from the time title to or right to possession shall vest in or be taken for such public or quasi-public use or purpose, and the Lessor shall be entitled to any and all income, rent, awards or any interest therein whatsoever which may be paid or made in connection therewith. Nothing shall, however, prevent Lessee's recovery for the loss of fixtures or leasehold improvements, provided such recovery shall not lessen Lessor's award.

22.   LOSS OR DAMAGE

      Lessor shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, water, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond the control of Lessor, or for any damage or inconvenience which may arise through repair or alteration of any part of the building, its equipment or mechanical systems, or failure to make any such repairs or from any cause whatever unless caused by Lessor's gross negligence.

23.   LIEN FOR RENT

      In consideration of the mutual benefits arising under this contract, Lessee does hereby pledge and assign unto Lessor all property of Lessee now or hereafter placed in or upon the demised premises (except such part of any property or merchandise as may be exchanged, replaced or sold from time to time in ordinary course of operations or trade), and such property is hereby subjected to a lien in favor of Lessor and shall be and remain subject to such lien of Lessor for payment of all rents and other sums agreed to be paid by Lessee herein. Said liens shall be in addition to and cumulative of the Landlord's liens provided by law.


24.   ABANDONMENT

      If the Lessee shall abandon or vacate said premises before the end of the term of the Lease, or shall suffer the rent to be in arrears, the Lessor may, at its option, forthwith cancel this Lease, or it may enter said premises as the agent of the Lessee, by force or otherwise, without being liable in any way therefore, and relet the premises with or without any furniture that may be therein, as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine and receive the rent therefore, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such reletting, including but not limited to the cost of renovating, altering and decorating for a new occupant, the said Lessee shall pay any deficiency, and if more than full rental is realized Lessor will pay over to said Lessee the excess on demand; or Lessor may sue the Lessee as each installment of rent matures or for the whole rent when it becomes due.

25.   HOLDING OVER.

      In case of holding over by Lessee after expiration or termination of this Lease, Lessee will pay as liquidated damages double rent for the entire holdover period. No holding over by Lessee after the term of this Lease, either with or without consent and acquiescence of Lessor, shall operate to extend the Lease for a longer period than one month; and any holding over with the consent of Lessor in writing shall thereafter constitute this Lease from month to month.

26.   FIRE CLAUSE

      Lessee shall, in case of fire, give immediate notice thereof to Lessor. In the event of damage by fire or other causes resulting from fault or negligence of Lessee or Lessee's agents, employees, invitees or visitors, the same shall be repaired by and at the expense of Lessee under the direction and supervision of Lessor. If the demised premises, without fault or neglect of Lessee, his agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the premises untenable, the rental herein recited shall cease thereafter until such time as the demised premises are made tenable by Lessor. In case of the total destruction of the demised premises without fault or neglect of Lessee, his agents, employees, invitees or visitors, or if from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rental due up to the time of such destruction or termination shall be paid by Lessee, and thenceforth this Lease shall cease and come to an end.

27.   ATTORNEY'S FEES

      In case Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the demised premises in the hands of an attorney, or files suite upon the same, Lessee agrees to pay Lessor reasonable attorney fees and court costs, and payment of the same shall be secured in like manner as is herein provided, as to security for rent. Likewise, Lessee shall be entitled to an award of reasonable attorney fees and costs in the event it is the prevailing party.

28.   AMENDMENT OF LEASE

      This agreement may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

29.   TRANSFER OF LESSOR'S RIGHTS

      Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in building and property referred to herein. Such transfers or assignments may be made either to a corporation, trust company, individual or group of individuals, and, howsoever made, are to be in all things respected and recognized by Lessee.

30.   DEFAULT BY LESSEE

      Default on the part of Lessee in paying said rent or any installment thereof, as hereinafter provided, or default in Lessee's part in keeping or performing any other term, covenant, or condition of this Lease, shall authorize Lessor, at its option at any time after such default, and after ten (10) days written notice thereof to Lessee, to declare this Lease terminated and upon occurrence of any one or more of such defaults Lessor immediately, or at any time thereafter, may re-enter said premises and remove all persons therefrom with or without legal process, and without prejudice to any of its other legal rights, and all claims for damages by reason of such re-entry are expressly waived, as also are all claims for damages by reasons of any distress, warrants or proceedings by way of sequestration which Lessor may employ to recover said rents, or possession of said premises, provided that Lessor shall not have the right to [illegible].

31.   WAIVER

      Failure of Lessor to declare any default immediately upon occurrence thereof or delay in taking any action in correction therewith shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

32.   POSSESSION

      If, for any reason, the demised premises shall not be ready for occupancy by Lessee at the time of commencement of this Lease, this Lease shall not be affected thereby, nor shall Lessee have any claim against Lessor by reason thereof, but not rent shall be payable for the period during which the premises shall not be ready for occupancy; and all claims for damages arising out of such delay are waived and released by Lessee.

33.   BANKRUPTCY

      If voluntary bankruptcy proceedings be instituted by Lessee, or if proceedings be instituted by anyone else to adjudge Lessee as bankrupt, or if Lessee makes an assignment for the benefit of his creditors or if execution be issued against him, or if the interest of Lessee in this contract pass by operation of law to any person other than Lessee, this Lease may, at the option of Lessor, be terminated by notice addressed to Lessee.

34.   ASSIGNMENT BY LESSOR

      This Lease shall also inure to the benefit of the successors and assigns of Lessor, and with the written consent of Lessor first had and obtained, but not otherwise, to the benefit of the heirs, executors, and/or administrators, successors and assigns of Lessee.

35.   PRONOUNS AND GENDER

      When this contract is executed by more than one person it shall be construed as though Lessee were written "Lessees" and the words in their number were changed to correspond; and pronouns of the masculine gender, whenever used herein shall include persons of the female sex, and corporations and associations of every kind and character.

36.   SUBORDINATION CLAUSE

      This Lease is hereby made expressly subject and subordinate at all times to any and all mortgages, deeds of trust, ground or underlying Leases affecting the demised premises which have been executed and delivered, and any and all extensions and renewals thereof and substitutions therefore, and to any and all advances made or to be made under or upon said mortgages, deeds of trust, ground or underlying Leases. Lessee agrees to execute any instrument or instruments which the Lessor may deem necessary or desirable to effect the subordination of this Lease to any or all such mortgages, deeds of trust, ground or underlying Leases and, in the event the Lessee shall refuse after reasonable notice to execute such instrument or instruments, the Lessor may, in addition to any right or remedy accruing hereunder, terminate this Lease without incurring any liability whatsoever, and the state hereby granted is expressly limited accordingly.

37.   TIME OF THE ESSENCE

      It is understood and agreed between the parties that time is of the essence of this contract, and this applies to all terms and conditions contained herein.

OFFICE IMPROVEMENTS  (SEE ADDENDUM TO LEASE, SPECIAL PROVISIONS
                      PARA. 3, LESSOR'S IMPROVEMENTS)

Lessee shall accept the demised premises as is, provided, however, the Lessor shall make reasonable modification to the demised premises to suit the needs of the Lessee. Said modification shall be mutually agreed to by the Lessee and Lessor. Upon execution of this Lease Agreement and the mutual agreement of modification to the demised premises, Lessee shall be permitted occupancy of the premises.

RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.


WITNESSES:                            LESSOR:  CHANTILLY MANAGEMENT
                                                   CORPORATION

                                      BY: /s/ Vince Chanyi
-----------------------------            -----------------------------
                                         Vince Chanyi
-----------------------------            President

                                      Date: January 18, 1996
                                           ---------------------------

                                      LESSEE:  GROUP LONG DISTANCE INCORPORATED


/s/ Cynthia N. Wade                   BY: /s/ Jeffrey A. Ullman
-----------------------------            -----------------------------

    CYNTHIA N. WADE                   Print Name: JEFFREY A. ULLMAN
-----------------------------                    ---------------------

                                      DATE: 12-31-95
                                           ---------------------------


                                      AGENT FOR LESSOR
                                      SANDRA F. REPPERT, Licensed
                                         Real Estate Broker

                                      By: /s/ Sandy Reppert
-----------------------------            -----------------------------

                                      DATE: 12/21/95
-----------------------------              ---------------------------


                                      DATE:
                                           ---------------------------

                                  EXHIBIT "A"

                           [FLOOR PLAN FOR SPACE]

                         [LAYOUT SPACE FOR UPPER LEVEL]

                          ADDENDUM TO LEASE AGREEMENT

                               SPECIAL PROVISIONS

LESSOR:     Chantilly Management Corp.
LESSEE:     Group Long Distance Inc.
DATED:      December 31, 1995
PREMISES:   Chantilly Court Office Building
            1555 Howell Branch Road, Suite C-208
            Winter Park, FL  32789


1.    RENT SCHEDULE:

      Year 1 (1/1/96 - 12/31/96)         $  963.54/Month + FL Sales Tax
      Year 2 (1/1/97 - 12/31/97)         $1,002.08/Month + FL Sales Tax
      Year 3 (1/1/98 - 12/31/98)         $1,040.63/Month + FL Sales Tax

      NOTE:    Florida Sales Tax currently at 6%

2.    SECURITY DEPOSIT:

      Lessor hereby acknowledges that it currently holds a security deposit from Group Long Distance in the amount $1,797.00. Lessor hereby agrees to retain $963.54 of that amount as deposit on the new Lease Agreement for Suite C-208, and apply the balance of $833.46 against January 1996, as prepaid rental.

3.    LESSOR'S IMPROVEMENTS:

      Lessor hereby agrees to make the following improvements to the leased premises, at Lessor's sole expense, prior to Lessee's occupancy:

      -  Install new carpet, base & vinyl in office areas.
      -  Install new vinyl tile on restroom floor.
      -  Paint office area throughout, including door frames and woodwork.
      -  Install new bathroom door and frame
      -  Clean windows, blinds and A/C registers, etc.
      -  Provide tenant signage over front entry door per building standard



Please Initial:                        Please Initial:

LESSOR: /s/ CNW                        LESSEE: /s/ JAU
        --------------------------             -----------------------------